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As filed with the Securities and Exchange Commission on June 24, 2016

Registration No. 333-210674

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AdvancePierre Foods Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2000 (Primary Standard Industrial Classification Code Number)	26-3712208 (I.R.S. Employer Identification Number)

9987 Carver Road
Blue Ash, Ohio 45242
(800) 969-2747
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael B. Sims
Executive Vice President and Chief Financial Officer
9987 Carver Road
Blue Ash, Ohio 45242
(800) 969-2747
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Gregg A. Noel, Esq. Jeffrey H. Cohen, Esq. Jonathan Ko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000	Robert Evans III, Esq. Merritt Johnson, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022-6069 (212) 848-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)

Common stock, par value $0.01 per share	$100,000,000	$10,070

(1)
Includes offering price of shares of common stock that the underwriters have the option to purchase. See "Underwriting."

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(3)
Previously paid.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-210674) of AdvancePierre Foods Holdings, Inc. is being filed solely for the purpose of filing certain exhibits as indicated in Item 16 of Part II of this Amendment No. 3. This Amendment No. 3 does not modify any provision of the prospectus constituting Part I of the Registration Statement or Items 13 through 15 or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus constituting Part I of the Registration Statement and Items 13 through 15 and 17 of Part II of the Registration Statement have been omitted.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   Exhibits. See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, Ohio, on June 24, 2016.

ADVANCEPIERRE FOODS HOLDINGS, INC.
By:	/s/ MICHAEL SIMS
	Name:	Michael Sims
	Title:	Chief Financial Officer, Executive Vice President, Treasurer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on June 24, 2016.

Signature	Capacity

* John N. Simons, Jr.	Chief Executive Officer and President; Director (Principal Executive Officer)
/s/ MICHAEL SIMS Michael Sims	Chief Financial Officer, Executive Vice President, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Margaret M. Cannella	Director
* Celeste A. Clark, Ph.D.	Director
* Peter C. Dillingham	Director
* Dean Hollis	Chairman of the Board
* Stephen A. Kaplan	Director

Signature		Capacity

* Gary Perlin		Director
* Matthew C. Wilson		Director
*By:	/s/ MICHAEL SIMS Michael Sims Attorney-in-Fact

 EXHIBIT INDEX

Exhibit		Description
1.1	**	Form of Underwriting Agreement

3.1	#	Certificate of Incorporation of the Registrant (as previously filed with Amendment No. 1 to this Registration Statement on May 27, 2016)

3.2	#	Certificate of Amendment to the Certificate of Incorporation of the Registrant (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

3.3	#	Bylaws of the Registrant (as previously filed with Amendment No. 1 to this Registration Statement on May 27, 2016)

3.4	#	Form of Amended and Restated Certificate of Incorporation of the Registrant (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

3.5	#	Form of Amended and Restated Bylaws of the Registrant (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

5.1	**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	**	Form of Amended and Restated Registration Rights Agreement by and among the Registrant and the other parties named therein

10.2	**	Form of Stockholders Agreement by and among the Registrant and the other parties named therein

10.3	**	Form of Indemnification Agreement by and between the Registrant and each of its directors and executive officers

10.4	**	Form of Income Tax Receivable Agreement by and among the Registrant and the other parties named therein

10.5	**	Term Loan Credit Agreement, dated as of June 2, 2016, among AdvancePierre Foods Holdings, Inc., Pierre Holdco, Inc., AdvancePierre Foods, Inc., the lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc., as administrative agent and security agent.

10.6	**	Amendment No. 3 to Second Amended and Restated Credit Agreement, dated as of June 2, 2016, among AdvancePierre Foods, Inc., the lenders party thereto from time to time and Wells Fargo Capital Finance, LLC, as administrative agent.

10.7	#	Employment Agreement entered into and effective as of September 30, 2013 by and between John Simons and AdvancePierre Foods, Inc. (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

10.8	#	Employment Agreement entered into on February 2, 2012 and effective as of February 28, 2012 by and between Michael Sims and AdvancePierre Foods, Inc. (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

10.9	#	Employment Agreement entered into and effective as of March 9, 2015 by and between Anthony Schroder and AdvancePierre Foods, Inc. (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

10.10	#	Employment Agreement entered into on June 18, 2013 and effective as of July 8, 2013 by and between James Clough and AdvancePierre Foods, Inc. (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

Exhibit		Description
10.11	#	Relocation Repayment Agreement entered into and effective as of October 14, 2014 by and between James Clough and AdvancePierre Foods, Inc. (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

10.12	**	Amendment No. 1 to Employment Agreement entered into by and between James Clough and AdvancePierre Foods, Inc., effective March 24, 2016

10.13	**	Employment Agreement entered into on December 23, 2013 and effective as of January 20, 2013 by and between George Chappelle and AdvancePierre Foods, Inc.

10.14	**	Employment Agreement entered into and effective as of November 4, 2013 by and between Thomas Lavan and AdvancePierre Foods, Inc.

10.15	**	Release and Separation Agreement entered into and effective as of October 8, 2015 by and between Thomas Lavan and AdvancePierre Foods, Inc.

10.16	#	Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

10.17	#	Amendment No. 1 to Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan, effective as of January 23, 2014 (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

10.18	**	Form of Amendment No. 2 to Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan

10.19	**	Form of Pierre Foods Holding Corporation 2009 Omnibus Equity Incentive Plan Restricted Share Award Agreement

10.20	#	AdvancePierre Foods, Inc. Special Enhanced Severance Plan (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

10.21	**	Form of AdvancePierre Foods, Inc. 2016 Executive Severance Plan

10.22	**	AdvancePierre Foods, Inc. 401(k) Retirement Plan, amended and restated effective as of January 1, 2012

10.23	#	Amendment for the Final 415 Regulations to AdvancePierre Foods, Inc. 401(k) Retirement Plan, effective as of July 1, 2007 (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

10.24	#	Amendment for EACA and/or QACA Provisions to AdvancePierre Foods, Inc. 401(k) Retirement Plan, dated January 9, 2012 (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

10.25	#	Amendment for HEART and WRERA to AdvancePierre Foods, Inc. 401(k) Retirement Plan, dated January 9, 2012 (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

10.26	#	Amendment for the Pension Protection Act and HEART Act to AdvancePierre Foods, Inc. 401(k) Retirement Plan, dated January 9, 2012 (as previously filed with Amendment No. 2 to this Registration Statement on June 15, 2016)

10.27	**	Amendment No. 1 to AdvancePierre Foods, Inc. 401(k) Retirement Plan, effective as of October 1, 2012

10.28	**	Amendment No. 2 to AdvancePierre Foods, Inc. 401(k) Retirement Plan, effective as of January 1, 2014

Exhibit		Description
21.1	#	List of Subsidiaries (as previously filed with the initial filing of this Registration Statement on April 11, 2016)

23.1	#	Consent of PricewaterhouseCoopers LLP (as previously filed with the initial filing, Amendment No. 1 and Amendment No. 2 to this Registration Statement on April 11, 2016, May 27, 2016 and June 15, 2016, respectively)

23.2	**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	#	Power of Attorney (included on signature page to initial filing of this Registration Statement on April 11, 2016)

**
Filed herewith

#
Previously filed

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES
EXHIBIT INDEX